UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2024

V2X, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-36341	38-3924636
(Commission	(IRS Employer
File Number)	Identification No.)

7901 Jones Branch Drive, Suite 700

McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)

(571) 481-2000

(Registrant's Telephone Number, Including Area Code)

Securities Registered Under Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	VVX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on September 4, 2024, V2X, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Company, Vertex Aerospace Holdco LLC (the “Selling Stockholder”) and Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Robert W. Baird & Co. Incorporated, as representatives to the several underwriters named therein (the “Underwriters”), relating to the public offering of 2,000,000 shares of common stock by the Selling Stockholder and up to 300,000 additional shares of common stock (the “Option Shares”) by the Selling Stockholder at the Underwriters’ option at any time on or before the 30th day after the date of the Underwriting Agreement (the “Option”).

On September 11, 2024, the Underwriters notified the Company and the Selling Stockholder that they had elected to exercise the Option in full. The offering of the Option Shares closed on September 12, 2024. All of the Option Shares were sold by the Selling Stockholder. The Company did not receive any of the proceeds from the sale of the Option Shares by the Selling Stockholder in the offering.

The Option Shares were sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333- 267223) that was declared effective under the Securities Act of 1933, as amended, by the Securities and Exchange Commission on September 12, 2022, and a related prospectus supplement dated September 4, 2024.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V2X, INC.

Dated: September 12, 2024

	By:	/s/ Sarita B. Malakar
Sarita B. Malakar
Corporate Secretary